EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Sterling Bancshares, Inc. and management’s report on the effectiveness of internal control over financial reporting dated February 26, 2007, appearing in the Annual Report on Form 10-K of Sterling Bancshares, Inc. for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

August 29, 2007